Exhibit 20.8
Page 1 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of June
Distribution Date of July 15, 1997

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $468,447,395.87
Beginning Pool Factor                                           0.9604395

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $12,477,484.19
     Interest Collected                                     $4,004,821.99

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $161,723.67
Total Additional Deposits                                     $161,723.67

Repos / Chargeoffs                                            $196,160.57
Aggregate Number of Notes Charged Off                                  21

Total Available Funds                                      $16,644,029.85

Ending Pool Balance                                       $455,773,751.11
Ending Pool Factor                                              0.9344553

Servicing Fee                                                 $390,372.83

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $25,771,989.19
     Target Percentage                                               5.25%
     Target Balance                                        $23,928,121.93
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                   ($1,843,867.26)
     Ending Balance                                        $23,928,121.93

Current Weighted Average APR:                                      10.238%
Current Weighted Average Remaining Term (months):                   46.27

Delinquencies                                               Dollars       Notes
     Installments:              1 - 30 days              $2,662,692.05    2,000
                                31 - 60 days               $385,198.43      314
                                60+  days                   $79,630.49       64

     Total:                                              $3,127,520.97    2,000

     Balances:                  60+  days                $2,543,242.02       64

Memo Item - Reserve Account
     Prior Month                                                 $0.00
+    Invest. Income                                     $24,593,488.28
+    Excess Serv.                                          $122,102.19
+    Transfer (to) / from Collections Account            $1,056,398.72
     Beginning Balance                                           $0.00



Exhibit 20.8
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  June

                                                                                     NOTES
                                                            (Money Market)
                                             TOTAL            CLASS A - 1       CLASS A - 2        CLASS A - 3      CLASS B NOTES
Original Pool Amount
Distributions:                          $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
     Distribution Percentages                                       100.00%              0.00%              0.00%             0.00%
     Coupon                                                           5.84%              6.35%              6.75%             6.95%

Beginning Pool Balance                  $468,447,395.87
Ending Pool Balance                     $455,773,751.11

Collected Principal                      $12,477,484.19
Collected Interest                        $4,004,821.99
Charge - Offs                               $196,160.57
Liquidation Proceeds/Recoveries             $161,723.67
Servicing                                   $390,372.83
Cash Transfer from Reserve Account                $0.00
Total Collections Avail for Debt Service $16,253,657.02

Beginning Balance                       $468,447,395.87     $53,447,395.87    $221,500,000.00    $176,000,000.00    $17,500,000.00

Interest Due                              $2,523,613.54        $260,155.20      $1,172,104.17        $990,000.00       $101,354.17
Interest Paid                             $2,523,613.54        $260,155.20      $1,172,104.17        $990,000.00       $101,354.17
Principal Due                            $12,673,644.76     $12,673,644.76              $0.00              $0.00             $0.00
Principal Paid                           $12,673,644.76     $12,673,644.76              $0.00              $0.00             $0.00

Ending Balance                          $455,773,751.11     $40,773,751.11    $221,500,000.00    $176,000,000.00    $17,500,000.00
Note/Certificate Pool Factor                                        0.4797             1.0000             1.0000            1.0000
  (Ending Balance/Original Pool Amount)
Total Distributions                      $15,197,258.30     $12,933,799.96      $1,172,104.17        $990,000.00       $101,354.17

Interest Shortfall                                $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                               $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                              $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                          $1,056,398.72
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance           $25,771,989.19
(Release) / Draw                         ($1,843,867.26)
Ending Reserve Acct Balance              $23,928,121.93



Exhibit 20.8
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  June


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                              5                  4              3                 2                1
                                           Feb-97             Mar-97         Apr-97            May-97           Jun-97
Beginning Pool Balance                       N/A               N/A      $411,613,980.45   $481,864,426.98   $468,447,395.87

A)   Loss Trigger:
Principal of Contracts Charged Off           N/A               N/A          $312,536.51       $723,609.14       $196,160.57
Recoveries                                   N/A               N/A                $0.00             $0.00       $161,723.67

Total Charged Off (Months 5, 4, 3)        $312,536.51
Total Recoveries (Months 3, 2, 1)         $161,723.67
Net Loss / (Recoveries) for 3 Mos         $150,812.84(a)

Total Balance (Months 5, 4, 3)        $411,613,980.45(b)

Loss Ratio Annualized  [(a/b) * (12)]          0.4397%

Trigger:  Is Ratio > 1.5%                          No

                                                                                 Apr-97        May-97             Jun-97
B)   Delinquency Trigger:                                                         $0.00     $1,628,994.95     $2,543,242.02
     Balance delinquency 60+ days                                               0.00000%          0.33806%          0.54291%
     As % of Beginning Pool Balance                                             0.00000%          0.11269%          0.29366%
     Three Month Average

Trigger:  Is Average > 2.0%                        No

C)   Noteholders Percent Trigger:              4.9059%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                             No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer